UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): August 7, 2026

THE ARENA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 VESEY STREET, 24TH FLOOR
NEW YORK, new york		10281
(Address of principal executive offices)		(Zip code)

212-321-5002

(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2026, The Arena Group Holdings, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Renew Group Private Limited (“Renew”). The Loan Agreement, which matures on August 6, 2029, provides for a term loan of $97,691,000. The proceeds of the loan were used to refinance the Company’s existing term loan obligations with Renew and for other general corporate purposes. The loan bears interest at 10.00% per annum, and interest is payable quarterly in arrears, beginning September 30, 2026. Principal is payable in seven quarterly installments of $1,000,000 beginning September 30, 2027, with the remaining outstanding principal, accrued interest and other amounts due at maturity. The Company may prepay the loan in whole or in part at any time without penalty, subject to payment of accrued and unpaid interest through the prepayment date, but amounts repaid or prepaid may not be reborrowed.

The Loan Agreement contains covenants limiting, among other things, the incurrence of additional indebtedness, the creation of liens, mergers, consolidations, sales of assets, acquisitions, investments, and affiliate transactions, subject, in each case, to certain exceptions and thresholds. The Loan Agreement includes certain financial covenants which include a consolidated fixed charge coverage ratio of at least 1.20 to 1.00 and a total net leverage ratio, of not more than 3.5 to 1.00, each as defined in the Loan Agreement, in each case tested quarterly on a trailing twelve-month basis beginning with the fiscal quarter ending September 30, 2026. The Loan Agreement also contains customary events of default.

The Company’s obligations under the Loan Agreement are guaranteed by its subsidiaries, and the obligations of the Company and any guarantors are secured by a first priority security interest in substantially all of the existing and future assets of the Company and each guarantor, subject to certain exceptions.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the related promissory note, copies of which are filed herewith as Exhibits 10.1 and 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement is also responsive to Item 2.03 and incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1*	Loan Agreement between the Company and Renew Group Private Limited dated August 7, 2026.

10.2	Promissory Note dated August 7, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Dated: August 13, 2026	By:	/s/ Paul Edmondson
	Name:	Paul Edmondson
	Title:	Chief Executive Officer